Verano Announces Fourth Quarter and Full Year 2024 Financial Results
CHICAGO, February 27, 2025 (GLOBE NEWSWIRE) – Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced its financial results for the fourth quarter and full year ended December 31, 2024, which were prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).
Fourth Quarter and Full Year 2024 Financial Highlights

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues, net of Discounts	218,206	216,683	237,189	878,585	938,452
Gross Profit	107,534	109,097	117,610	443,931	475,206
Income (Loss) from Operations	(303,883)	16,770	(19,716)	(237,176)	84,784
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	(272,706)	(42,567)	(77,208)	(341,859)	(117,348)
Adjusted EBITDA[1]	62,850	64,458	73,376	264,454	304,871
Fourth Quarter 2024 Financial Highlights
•Revenues, net of Discounts, of $218 million, a decrease of 8% year-over-year, and an increase of 1% versus the prior quarter.
•Gross profit of $108 million or 49% of revenue.
•SG&A expense of $84 million or 38% of revenue.
•Net loss of $(273) million or (125)% of revenue.
•Adjusted EBITDA1 of $63 million or 29% of revenue.
•Net cash provided by operating activities of $44 million.
•Capital expenditures of $14 million.
Full Year 2024 Financial Highlights
•Revenues, net of Discounts, of $879 million, a decrease of 6% year-over-year.
•Gross profit of $444 million or 51% of revenue.
•SG&A expense of $353 million or 40% of revenue.
•Net loss of $(342) million or (39)% of revenue.
•Adjusted EBITDA1 of $264 million or 30% of revenue.
•Net cash provided by operating activities of $112 million.
•Capital expenditures of $99 million.
Management Commentary
“I am tremendously proud of our team’s resilience in 2024, a year in which we laid the foundation to strengthen and optimize our core business to pursue long-term growth,” said George Archos, Verano founder, Chairman and Chief Executive Officer. “Throughout a dynamic 2024, we entered the valuable Virginia market and bolstered our footprint in Arizona, brought 17 new dispensaries online in six key markets, celebrated adult use sales in Ohio, and launched a series of exciting new products across the fastest-growing categories.”
Archos concluded: “Looking ahead, we have a clear vision to harness innovation, automation and differentiation across all parts of the business to fuel our continued evolution, and never-ending pursuit of quality and excellence.  I’m confident in our ability to move with speed and agility in pursuit of growth and look forward to continuing to build Verano into a cannabis powerhouse in 2025 and beyond.”

Fourth Quarter 2024 Financial Overview
Revenue for the fourth quarter 2024 was $218 million, down from $237 million for the fourth quarter 2023, and up from $217 million for the third quarter 2024. The decrease in revenue for the fourth quarter 2024 compared to the fourth quarter 2023 was driven primarily by an increase in promotional activity and price compression in key markets.
Gross profit for the fourth quarter 2024 was $108 million or 49% of revenue, down from $118 million or 50% of revenue for the fourth quarter 2023, and down from $109 million or 50% of revenue for the third quarter 2024. The decrease in gross profit for the fourth quarter 2024 compared to the fourth quarter 2023 was primarily due to declines in revenue.
SG&A expense for the fourth quarter 2024 was $84 million or 38% of revenue, down from $86 million or 36% of revenue for the fourth quarter 2023, and down from $92 million or 43% of revenue for the third quarter 2024. The decrease in SG&A expense for the fourth quarter 2024 compared to the fourth quarter 2023 was driven primarily by operational and headcount optimization and limited new store openings.
Net loss for the fourth quarter 2024 was $(273) million or (125)% of revenue, versus $(77) million or (33)% of revenue in the fourth quarter 2023. The increase in net loss for the fourth quarter 2024 compared to the fourth quarter 2023 was attributed to the fixed and intangible asset impairments and fair value measurements.
Adjusted EBITDA1 for the fourth quarter 2024 was $63 million or 29% of revenue.
Net cash provided by operating activities for the fourth quarter 2024 was $44 million, up from $32 million for the fourth quarter 2023.
Capital expenditures for the fourth quarter 2024 were $14 million, up from $10 million for the fourth quarter 2023.
Full Year 2024 Financial Overview
Revenue for the full year 2024 was $879 million, down from $938 million for the full year 2023. The decrease in revenue for the full year 2024 compared to the full year 2023 was driven primarily by expected declines in Illinois and New Jersey due to increased retail competition, and a temporary shift in cultivation output in Florida.
Gross profit for the full year 2024 was $444 million or 51% of revenue, down from $475 million or 51% of revenue for the full year 2023. The decrease in gross profit for the full year 2024 compared to the full year 2023 was primarily attributable to the decline in 2024 revenue.
SG&A expense for the full year 2024 was $353 million or 40% of revenue, up from $332 million or 35% of revenue for the full year 2023. The increase in SG&A expense for the full year 2024 compared to the full year 2023 was driven primarily by enhancements in processes and technology, and an increase in salaries and benefits, due to new store openings and acquisition activity.
Net loss for the full year 2024 was $(342) million, or (39)% of revenue, up from $(117) million, or (13)% of revenue in the full year 2023. The increase in net loss for the full year 2024 compared to the full year 2023 was largely driven by fixed and intangible asset impairments and fair value measurements.
Adjusted EBITDA1 for the full year 2024 was $264 million or 30% of revenue.
Net cash provided by operating activities for the full year 2024 was $112 million, up from $110 million for the full year 2023.
Capital expenditures for the full year 2024 were $99 million, up from $36 million for the full year 2023.

2025 Guidance
•The Company anticipates 2025 capital expenditures to range between $25 and $40 million.
Fourth Quarter 2024 Operational Highlights
•Initiated "Save the BITS," a fundraising campaign featuring BITS™ edibles and a coalition of hundreds of dispensaries across eight states in support of the Lynn Sage Breast Cancer Foundation.
•Commenced adult use sales at Zen Leaf™ Waterbury, completing the conversion of all five existing Connecticut Zen Leaf dispensaries from medical to hybrid sales.
•Expanded the Company's retail footprint through opening Zen Leaf™ Mount Holly, elevating the Company's New Jersey footprint to four dispensaries statewide.
•Launched three new product extensions to respond to market demand and growing consumer trends, including:
◦BITS Dragonfruit LOL gummies, the brand's sixth flavor offering a tailored combination of 5 mg of THC, cannabinoids and adaptogens;
◦(the) Essence J’s barrel-style pre-roll joints, tapping into the industry's fastest-growing category while harnessing the power of cutting-edge manufacturing innovation that exponentially increases output; and
◦Extra Savvy 2 gram vape cartridges in Illinois, New Jersey, Maryland and Arizona, accounting for three of the top five best-selling products in Zen Leaf stores in Illinois since launching in December.
Subsequent Operational Highlights
•In January, the Company terminated commercial agreements pertaining to a retail dispensary in Arkansas, and sold the real estate leased by the dispensary for a profit.
•Expanded the Company's retail footprint in Florida, with the opening of MÜV™ North Miami, raising the Company's current statewide retail footprint to 80 dispensaries.
•Current operations span 13 states, comprised of 153 dispensaries and 15 production facilities with more than 1.1 million square feet of cultivation capacity.
Balance Sheet and Liquidity
As of December 31, 2024, the Company’s current assets were $358 million, including cash and cash equivalents of $88 million. The Company had working capital of $160 million and total debt, net of issuance costs, of $414 million.
The Company’s total Class A subordinate voting shares outstanding was 358,747,290 as of December 31, 2024.

Conference Call and Webcast
A conference call and webcast with analysts and investors is scheduled for February 27, 2025 at 8:30 a.m. ET / 7:30 a.m. CT to discuss the results and answer investor and participant questions.
•Investors and participants can register in advance for the call by visiting: https://register.vevent.com/register/BI52d3575dc26a4925a98967014fdd307f
•After registering, instructions will be shared on how to join the call for those who wish to dial in.
•On February 27, 2025, the live webcast can be accessed via the following link: https://edge.media-server.com/mmc/p/t65xr3gi/
•The live and archived webcast will be available on the Events and Presentations page of the Company’s investor relations website at investors.verano.com.
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1Adjusted EBITDA and adjusted EBITDA as a percentage of revenue (“adjusted EBITDA margin”) are non-U.S. GAAP financial measures. Each is derived from EBITDA, another non-U.S. GAAP financial measure, and is defined in this news release in the section below titled “Non-U.S. GAAP Financial Measures.” The most directly comparable U.S. GAAP financial measure to adjusted EBITDA is net income (loss) and the most directly comparable measure to adjusted EBITDA margin is net income (loss) as a percentage of revenue (“net income (loss) margin”). The reconciliation of (i) adjusted EBITDA to U.S. GAAP net income (loss) and (ii) adjusted EBITDA margin to net income (loss) margin is set forth below in the tables included in this news release.
Non-U.S. GAAP Financial Measures
Verano uses non-U.S. GAAP financial information to evaluate the performance of the Company. The terms “EBIT,” “EBITDA,” and “adjusted EBITDA margin” do not have any standardized meaning prescribed within U.S. GAAP and therefore may not be comparable to similar measures presented by other companies. Accordingly, this non-U.S. GAAP financial information is intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with U.S. GAAP.
The Company calculates EBIT as net income (loss) before interest expense and income tax expense; EBITDA as net income (loss) before interest expense, income tax expense, depreciation, and amortization; and adjusted EBITDA as net income (loss) plus net interest expense, income tax expense, depreciation and amortization and also excludes certain one-time extraordinary items. The calculations of the non-U.S. GAAP financial measures used in this news release and the reconciliations to the most comparable U.S. GAAP financial numbers are included in the tables below.
Management believes that this non-U.S. GAAP financial information is useful as a supplement to comparable U.S. GAAP financial information because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. Management reviews these non-U.S. GAAP financial measures on a regular basis and uses them, together with financial measures included in the Company’s financial statements, to evaluate and manage the performance of the Company’s operations. These measures should be evaluated only in conjunction with the comparable U.S. GAAP financial numbers reported by the Company.

About Verano
Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, including Cabbage Club™, an innovative annual membership program offering exclusive benefits for cannabis consumers. Verano produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, (the) Essence™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 15 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.
Contacts:
Investors
Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com
Media
Verano
Steve Mazeika
VP, Communications
steve.mazeika@verano.com
312-348-4430
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.
Financial Information Tables
The following tables include select financial results and the reconciliations of the non-U.S. GAAP financial measures to the respective most directly comparable U.S. GAAP financial measures for the presented periods.

VERANO HOLDINGS CORP.
Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

	For the Three Months Ended,			For the Year Ended,
	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Revenues, net of Discounts	$218,206	$216,683	$237,189	$878,585	$938,452
Cost of Goods Sold, net	110,672	107,586	119,579	434,654	463,246
Gross Profit	$107,534	$109,097	$117,610	$443,931	$475,206
Gross Profit %	49%	50%	50%	51%	51%
Operating Expenses:
Selling, General and Administrative	83,718	92,327	85,709	353,408	331,928
Loss on Impairment - Investment in Associates	—	—	—	—	6,571
Loss on Impairment of Intangibles - Goodwill	8,179	—	37,931	8,179	37,931
Loss on Impairment of Intangibles – License & Fixed Assets	319,520	—	13,686	319,520	13,686
Total Operating Expenses	411,417	92,327	137,326	681,107	390,116
Loss from Investments in Associates	—	—	—	—	(306)
Income (Loss) from Operations	$(303,883)	$16,770	$(19,716)	$(237,176)	$84,784
Other Income (Expense), net:
Loss on Disposal of Property, Plant and Equipment	(348)	(604)	(568)	(1,095)	(1,123)
Loss on Debt Extinguishment	—	—	—	(3,068)	(663)
Interest Expense, net	(12,637)	(12,771)	(14,708)	(54,759)	(59,793)
Other Income (Expense), net	(1,379)	(484)	2,056	(3,817)	4,593
Total Other Income (Expense), net	(14,364)	(13,859)	(13,220)	(62,739)	(56,986)
Income (Loss) Before Provision for Income Taxes	$(318,247)	$2,911	$(32,936)	$(299,915)	$27,798
Provision for Income Taxes	45,541	(45,478)	(44,350)	(41,944)	(145,146)
Net Loss Attributable to Non-Controlling Interest	—	—	(78)	—	—
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(272,706)	$(42,567)	$(77,208)	$(341,859)	$(117,348)
VERANO HOLDINGS CORP.
Highlights from Condensed Consolidated Balance Sheets

	As of, December 31,
($ in thousands)	2024	2023
Cash and Cash Equivalents	$87,796	$174,760
Other Current Assets	269,713	219,436
Property, Plant and Equipment, net	537,964	501,304
Intangible Assets, net	734,005	1,086,146
Goodwill	246,230	231,291
Other Long-Term Assets	113,248	105,808
Total Assets	$1,988,956	$2,318,745

Total Current Liabilities	197,968	412,188
Total Long-Term Liabilities	840,169	666,477
Shareholders' Equity	952,174	1,240,080
Non-Controlling Interest	(1,355)	—
Total Liabilities and Shareholders' Equity	$1,988,956	$2,318,745

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(272,706)	$(42,567)	$(77,208)	$(341,859)	$(117,348)
Interest Expense, net	12,637	12,771	14,708	54,759	59,793
Income Tax Expense (Benefit)	(45,541)	45,478	44,350	41,944	145,146
Depreciation and Amortization - COGS	19,804	19,433	18,417	76,629	73,851
Depreciation and Amortization - SG&A	11,710	17,432	17,157	63,035	67,282
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$(274,096)	$52,547	$17,424	$(105,492)	$228,724

VERANO HOLDINGS CORP.
Reconciliation of Net Loss to EBIT (Non-U.S. GAAP) and Adjusted EBITDA (Non-U.S. GAAP, Unaudited)

	For the Three Months Ended,			For the Year Ended,
($ in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Loss Attributable to Verano Holdings Corp. & Subsidiaries	$(272,706)	$(42,567)	$(77,208)	$(341,859)	$(117,348)
Interest Expense, net	12,637	12,771	14,708	54,759	59,793
Income Tax Expense (Benefit)	(45,541)	45,478	44,350	41,944	145,146
Earnings Before Interest, Taxes (EBIT)	$(305,610)	$15,682	$(18,150)	$(245,156)	$87,591

COGS Add-backs:
Depreciation and Amortization - COGS	19,804	19,433	18,417	76,629	73,851
Acquisition, Transaction and Other Non-operating Costs	914	3,280	—	4,194	—
Employee Stock Compensation	243	733	970	2,130	2,669

SG&A Add-backs:
Depreciation and Amortization - SG&A	11,710	17,432	17,157	63,035	67,282
Acquisition, Transaction and Other Non-operating Costs	1,763	2,138	595	9,947	2,177
Employee Stock Compensation	3,669	4,057	3,281	14,816	10,561

Impairments	327,699	—	51,617	327,699	51,617

Acquisition Adjustments and Other Income (Expense), net	2,658	1,703	(511)	11,160	9,123

Adjusted EBITDA[1]	$62,850	$64,458	$73,376	$264,454	$304,871

Net Loss Margin	(125)%	(20)%	(33)%	(39)%	(13)%
Adjusted EBITDA Margin[1]	29%	30%	31%	30%	32%